UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 3, 2014

Green Plains Inc.

(Exact name of registrant as specified in its charter)

Iowa	001-32924	84-1652107
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 Regency Parkway, Ste. 400, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 3, 2014, Green Plains Cattle Company, LLC (the “Borrower”), a wholly-owned subsidiary of Green Plains Inc. (“Green Plains”), entered into a revolving credit facility agreement (the “Revolving Credit Facility”) due October 2017. The Revolving Credit Facility includes total revolving credit commitments of $100 million and an accordion feature whereby amounts available under the facility may be increased by up to $50 million of new lender commitments upon agent approval. Bank of the West and ING Capital LLC served as joint administrative agents and arrangers on the Revolving Credit Facility.

The proceeds from the Revolving Credit Facility will primarily be used to finance working capital for the cattle feedlot operations. The Revolving Credit Facility requires monthly interest payments on loan advances payable in arrears on the last business day of each month, with the principal balance and remaining interest due upon maturity. The Revolving Credit Facility will bear interest at a variable rate per annum, equal to LIBOR plus 3.0%, 2.5% or 2.0%, depending upon availability.

The Revolving Credit Facility is secured by substantially all of the assets of the Borrower. The terms of the Revolving Credit Facility require the Borrower to maintain a minimum working capital of $15.0 million, a minimum tangible net worth of $20.0 million, a maximum total debt to tangible net worth of 3.50 to 1.00, and limitations on distributions, dividends or loans to Green Plains.

The Revolving Credit Facility provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, the following: nonpayment of principal or interest; breach of covenants or other agreements in the Revolving Credit Facility; material incorrect representations and warranties; defaults in failure to pay certain other indebtedness; and certain events of insolvency. If any event of default occurs, the remaining principal balance and accrued interest on the Revolving Credit Facility will become immediately due and payable.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit Number	Description of Exhibit

10.1	Credit Agreement dated December 3, 2014 among Green Plains Cattle Company, LLC, Bank of the West and ING Capital LLC, as Joint Administrative Agents, and the lenders party to the Credit Agreement

10.2	Security and Pledge Agreement dated December 3, 2014 among Green Plains Cattle Company, LLC, and Bank of the West and ING Capital LLC in their capacity as Joint Administrative Agents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Inc.

Date: December 5, 2014	By:	/s/ Jerry L. Peters
Jerry L. Peters
Chief Financial Officer (Principal Financial Officer)

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